UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2005

Axeda Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26287	23-2763854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Oxford Road, Mansfield, Massachusetts	02048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 337-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, Axeda Systems Inc. entered into a letter of intent to sell its device relationship management (DRM) business and related assets to JMI Equity Fund V, L.P., or JMI. Pursuant to the letter of intent, we agreed that for a period of 45 days, we would negotiate exclusively with JMI regarding a sale of our DRM business and refrain from:

•	soliciting or encouraging any transaction in conflict with the JMI transaction;

•	negotiating or providing any information to any party with respect to a conflicting transaction; and

•	disposing of any assets outside of the ordinary course of business.

On August 12, 2005, we amended the letter of intent to extend the time period on these covenants to a total of 60 days (or until August 28, 2005). On August 26, 2005, we amended the letter of intent to further extend the time period on these covenants to a total of 67 days (or, through September 4, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXEDA SYSTEMS INC.

(Registrant)

Date: August 29, 2005	By:	/s/ Karen F. Kupferberg
Karen F. Kupferberg
Executive Vice President and Chief Financial Officer

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